11.19.2015 SANTANDER CONSUMER USA HOLDINGS INC. 2015 Analyst and Investor Day Exhibit 99.1

IMPORTANT INFORMATION Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the SEC. Among the factors that could cause our financial performance to differ materially from that suggested by the forward-looking statements are: (a) we operate in a highly regulated industry and continually changing federal, state, and local laws and regulations could materially adversely affect our business; (b) adverse economic conditions in the United States and worldwide may negatively impact our results; (c) our business could suffer if our access to funding is reduced; (d) we face significant risks implementing our growth strategy, some of which are outside our control; (e) we may incur unexpected costs and delays in connection with exiting our personal lending portfolio; (f) our agreement with FCA US LLC may not result in currently anticipated levels of growth and is subject to certain performance conditions that could result in termination of the agreement; (g) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (h) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (i) loss of our key management or other personnel, or an inability to attract such management and personnel, could negatively impact our business; (j) we are subject to certain regulations, including oversight by the Office of the Comptroller of the Currency, the CFPB, the European Central Bank, and the Federal Reserve, which oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (k) future changes in our relationship with Santander could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. New factors emerge from time to time, and management cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

SPEAKERS Jason Kulas Chief Executive Officer Prior to being appointed Chief Executive Officer in July 2015, Mr. Kulas served as the Company’s President since November 2013 and the Company’s Chief Financial Officer since January 2007. Mr. Kulas joined the Company after serving as Managing Director in investment banking for JPMorgan Securities, Inc., where he was employed from 1995 to 2007. Mr. Kulas also worked as an analyst/intern for Dun & Bradstreet and as an adjunct professor at Texas Christian University. Mr. Kulas served on the Company’s board of directors from 2007 to 2012 and was again elected to the board in July of 2015. In addition, he serves as a member of the board of directors of Santander Holdings USA, Inc., the holding company for Santander Bank, N.A. and the Company. Mr. Kulas holds a bachelor’s degree in chemistry from Southern Methodist University and a master’s degree in business administration from Texas Christian University. Jennifer Davis Interim Chief Financial Officer Ms. Davis was appointed Interim Chief Financial Officer in July 2015. She has served in the finance industry since 2001, and joined the Company in July 2012. Prior to joining the executive team, she served as Vice President, Controller for Residential Credit Solutions, Inc., a Texas-based residential mortgage servicer, and as a senior manager for KPMG LLP. Ms. Davis holds bachelor’s and master’s degrees in accounting from the University of Missouri, and is a Certified Public Accountant and Chartered Financial Analyst (CFA) charterholder. Jason Grubb President and Chief Operating Officer of Originations Mr. Grubb was appointed President in July 2015 and continues to serve as Chief Operating Officer, a position he has held since January 2007. He served as the Company’s Senior Vice President of Servicing since joining SC in November 2004 and prior to that, Mr. Grubb held positions at WFS Financial, Nissan Motor Acceptance Corp, and Commercial Financial Services in which he was responsible for servicing. Mr. Grubb received his bachelor’s degree in finance from Oklahoma State University and his master’s in business administration from Our Lady of the Lake University. Brad Martin Chief Operating Officer of Servicing Mr. Martin has served within the Company’s senior leadership team since 2005, and has served as Chief Operating Officer of Servicing since October 2014 and Executive Vice President of Business Operations since January 2011. Prior to entering the consumer finance industry in 2000, Mr. Martin served the United States as a Petty Officer in the United States Navy. Mr. Martin attended Dallas Baptist University.

OTHER KEY ATTENDEES

4

» Don Goin	Chief Information Officer
» Kalyan Seshan	Chief Risk Officer
» Christopher Pfirrman	General Counsel
» Rich Morrin	EVP, New Business and Chrysler Capital
» Andrew Kang	Treasurer and EVP, Capital Markets
» Fahmi Karam	EVP, Corporate Development and Strategy
» Jose Luis Sanchez	Comptroller and Chief Administrative Officer

Santander
CONSUMER USA

AGENDA 11:00 a.m. – 12:00 p.m.SC Today Jason Kulas, Chief Executive Officer 12:00 p.m. – 12:15 p.m.Lunch Break 12:15 p.m. – 1:00 p.m.Vehicle Finance Jason Grubb, President and Chief Operating Officer of Originations Brad Martin, Chief Operating Officer of Servicing 1:00 p.m. – 1:30 p.m. Key 3Q15 Items Jennifer Davis, Interim Chief Financial Officer Jason Kulas, Chief Executive Officer 1:30 p.m. – 2:00 p.m.Final Comments | Q&A | Close

SC TODAY Jason Kulas, Chief Executive Officer

WHAT DIFFERENTIATES SC Strong and stable financial performance through cycles Unique and established player in growing vehicle finance market, including through Chrysler Capital Fundamentals lead to continued underwriting discipline as origination opportunities expand with additional relationships and application sources Asset quality focus and robust third-party relationships drive scalable servicing platform Deep and sustained access to funding Strong and growing capital base Robust data and technology drive efficient and disciplined pricing, credit management and servicing practices Compliance and customer focused culture Majority-owned by largest bank in the Eurozone by market cap1 1Source: Factset

STRONG FINANCIAL PERFORMANCE 1 “Return on average assets” is defined as the ratio of Net income to Average total assets 2 “Return on average equity” is defined as the ratio of Net income to Average total equity 3 2014 figures adjusted to account for one-time IPO expenses; reconciliation in appendix 4 “Tangible common equity to tangible assets" is defined as the ratio of Total equity, excluding Goodwill and intangible assets, to Total assets, excluding Goodwill and intangible assets; reconciliation in appendix * As of 9/30/2015, annualized Return on Average Assets (RoAA)1,3 Return on Average Equity (RoAE)2,3 TCE/TA4 6.3% 6.8% 3.8% 11.0% 11.3% 9.7% 10.6% 11.8%

FOCUSED BUSINESS MODEL Vehicle Finance Realize full value of Chrysler Capital and other core auto Full-spectrum auto lender A Serviced for Others Highly scalable and capital-efficient serviced for others platform Opportunity for organic and inorganic growth B Funding, Liquidity and Capital Diverse and stable funding sources Strong and growing capital base C

ABUNDANT ORIGINATION OPPORTUNITIES

10

A | B | C

Indirect Auto and OEM[1] Relationships

Substantial dealer network

Santander AUTO FINANCE

CHRYSLER, DODGE, Jeep, RAM, SRT, FIAT

Nissan Motor Acceptance Corp.

CARMAX, enterprise, PENSKE

Direct Auto

RoadLoans.com

Kelley Blue Book KBB.COM The Trusted Resource

cars.com

AutoTrader.com

ebay Motors



MORE THAN 900,000 APPLICATIONS REVIEWED PER MONTH
DECLINED
ROA HURDLE BY LOAN
OFFER
~8% CAPTURE NONPRIME / ~16% CAPTURE PRIME

[1] Original Equipment Manufacturer (OEM)

Santander CONSUMER USA

STRONG AUTO ORIGINATION GROWTH Quarterly Origination Trend ($ in millions) Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 Q3-15 Total Core Retail Auto 2,112 1,944 2,131 1,854 3,065 2,991 2,788 Chrysler Capital Loans (<640)1 2,012 1,180 1,345 1,006 1,349 1,516 1,374 Chrysler Capital Loans (≥640)1 1,489 1,402 1,730 1,377 1,182 1,186 1,732 Total Chrysler Capital Retail 3,501 2,582 3,075 2,383 2,531 2,702 3,106 Total Leases2 1,215 1,296 1,299 764 1,186 1,432 1,569 Total Receivables from Dealers 15 18 2 - - - - Total Facilitated for an Affiliate 390 595 604 565 404 229 - Total Auto Originations 7,233 6,435 7,111 5,566 7,186 7,354 7,463 Total Personal Lending 108 263 249 562 166 258 158 Total Originations 7,341 6,698 7,360 6,128 7,352 7,612 7,621 1Approximate FICO score 2 Includes Capital Leases 3 Includes receivables from dealers and facilitated for an affiliate Disciplined underwriting practices and robust data allow SC to be opportunistic and drive incremental origination growth with appropriate loan structures and returns 3 A B C

STRATEGIC approach to portfolio optimization SELL FICO Ranges (Approx.) <640 (Nonprime) 640-720 (Near-Prime) 720+ (Prime/Super-Prime) Decision Assets held for investment at origination Once assets have aged, nonprime assets may be sold Near-Prime loans pass through hold versus sell decisioning process Assets designated as held for sale at origination Provisions More upfront provisioning, higher yielding assets, higher ongoing reserve percentage Mix of high and low provisioning/ yielding assets No provision required Funding Strategy Assets pledged to conduit facilities/warehouses and securitized via DRIVE and SDART platforms Assets pledged to conduit facilities/warehouses, sold to third parties through one-time sales or strategic flow programs and securitized via CCART platform Sold through various bank flow programs and one-time sales Serviced for Others Retaining servicing rights creates a steady stream of capital-efficient, higher-ROE, fee income Leverage historical expertise in nonprime to retain highly profitable assets, while also being uniquely positioned to sell assets to third parties, creating a steady stream of capital-efficient, higher ROE, fee income. RETAIN A B C

(877)2 Capital-efficient, higher-ROE, strategy continues to create shareholder value and will contribute more meaningfully to ROA as we continue to grow over time Unique ability to convert inorganic assets onto our servicing systems and service for third parties GROWTH IN SERVICED FOR OTHERS PLATFORM Composition at 9/30/2015 Retail Installment 69 % Leases 24 % RV/Marine 7 % Total 100% 1 Runoff includes principal paid or charged-off from 12/31/2013 to 9/30/2015 2 On October 1, 2014, the Company transferred $877 million of dealer loans serviced for others to SHUSA 1 A B C

TRENDS IN INVESTMENT GAINS

14

A | B | C

SC's strategy is to price loans sold under flow agreements close to par, with minimal investment gains, to generate further growth in the serviced for others platform and drive increased fee income

- Q2 2015 included a CCART transaction as well as SC's largest lease vehicle sales resulting in larger than normal gains
- In Q3 2015, changes were made to certain flow program terms allowing SC to sell assets closer to par and increase lifetime servicing fee; therefore receiving less upfront gain
- In quarters without a CCART transaction, investment gains are driven by monthly flow programs and other one-time sales
- CCART securitizations result in higher investment gains
- Approximately two CCART transactions per annum
- Nonprime residual sales not included in gain on sale

($ in thousands)	Q1-14	Q2-14	Q3-14	Q4-14	Q1-15	Q2-15	Q3-15
Investment Gains, Net	$35,814	$21,602	$38,015	$21,334	$21,247	$86,667	$1,567
Adjustments[1]							*$6,000*
Normalized Investment Gains, Net							$7,567

Denotes quarters with CCART sales

[1] During Q3 2015, the Company fully impaired its cost method investment in an entity (which enabled SC to review credit applications in the personal lending space) and recorded a loss of $6 million in 'investment gains, net'

Santander CONSUMER USA

EXPANSION OF SERVICING CAPABILITIES In order to support growth in its servicing platform, SC plans to expand its call center operations in 2016 Business Rationale Increase servicing center capacity Geographically diversify servicing centers Enhance controls and governance over vendor-managed sites in and around the Caribbean Action After performing diligence on various options, SC has chosen to open servicing centers in Mesa, Arizona, and San Juan, Puerto Rico, in 2016. Mesa: 200-250 incremental servicing full-time employees (FTEs) planned for 2016 with capacity up to 1,000 FTEs over time San Juan: 100-150 incremental servicing FTEs planned for 2016 with capacity up to 500 FTEs over time Benefits of San Juan Center Ample supply of qualified employees Geographic and time-zone diversification (Atlantic time) Proximity to existing SC servicing vendors facilitates improved oversight Sophisticated IT infrastructure Familiar legal code Existing Santander presence in Puerto Rico SC could see a reduction in taxes to 4% on eligible income1 Benefits of Mesa Center Located within a major metropolitan area, Phoenix Mesa is a talent-rich location in close proximity to universities and other call centers Geographic and time-zone diversification (Mountain time and Pacific time) Reduced risk of inclement weather A B C 1 Subject to ongoing diligence with tax and legal advisors

CONSISTENT CAPITAL GENERATION SC has exhibited a strong ability to generate earnings and capital, while growing assets A B C 1 Common Equity Tier 1 (CET1) Capital Ratio begins with common stock and AIPC adds retained earnings and then adjusts for AOCI, goodwill/intangibles, DTAs, cash flow hedges and other regulatory exclusions over risk-weighted assets 2 “Tangible common equity to tangible assets" is defined as the ratio of Total equity, excluding Goodwill and intangible assets, to Total assets, excluding Goodwill and intangible assets; reconciliation in appendix 1 2 Tangible Assets (MM) 28,668 29,605 30,513 32,214 34,538 35,912 35,863

Deeper and more diversified, committed, funding will enhance SC’s ability to weather market stress A B C SC plans to access the senior unsecured market, which will increase available liquidity and strengthen SC’s balance sheet in a historically low interest rate environment Diversifies the Company’s funding mix, reducing reliance on bank facilities and term ABS Expand SC’s investor base of fixed income investors Cost from extended duration of senior unsecured versus current intercompany funding Proceeds used to improve liquidity position as Santander’s lines become undrawn and available SC expects the facilities provided by Santander to increase over time with extended maturities Facilities will be available during market dislocations Cost related to undrawn intercompany funding Total estimated 2016 impact of $40-$75 million Demonstrated ability to add incremental liquidity through asset sales and long-term flow programs Through September 2015, asset sales of over $7.3 billion Provides highly focused development of partnerships with other institutions for long-term flow programs Supports SC’s serviced for others platform with a higher ROE and more stable revenue stream Enhanced Market Access Through Diversified Funding Asset Sales and Flow Programs DIVERSIFIED FUNDING SOURCES…

1May not add up due to rounding A B C Third-Party Financing Diverse Funding Sources1 ($ in billions) On November 13, SC closed a two-year $1bn credit facility secured by residual interests in lease ~$810 million funded at close Further optimizes existing funding profile with existing balance sheet assets Proceeds used to pay down lines of credit increasing liquidity and unfunded available debt capacity To date, SC has issued $1.75 billion in ABS in the 4th quarter SDART 2015-5 ($1.0 billion) on October 21 CCART 2015-B ($750 million) on November 18 Asset-Backed Securitizations … AND ADDITIONAL LIQUIDITY SOURCES

MULTIPLE LEVERS FOR GROWTH Chrysler Penetration Continue to expand the partnership and realize full value of the relationship Penetration expected to increase to be more in line with captive peers Each 1% increase in penetration generates an incremental $1+ billion of managed assets1 Serviced for others Capital-efficient, high-ROE and extremely scalable business Chosen by financial institutions and other investors as a result of our sophisticated and efficient servicing platform Scalable servicing platform evidenced by origination, acquisition and/or conversion of more than $125 billion of assets since 2008 Other Core Auto Incremental opportunities exist for SC’s mature platform Improved liquidity positions SC to be opportunistic through credit cycles Strategic approach to portfolio optimization focused on retaining most profitable assets 1Based on 2.3 year average life Key revenue opportunities more than offset estimated liquidity costs

PROVEN EXECUTION Growing application sources Disciplined underwriting practices to ensure appropriate loan structures at attractive returns Positioned to retain or sell assets through third-party relationships Growing serviced for others portfolio leading to increased fee income Diversifying funding sources and increasing liquidity Consistently generating earnings and capital

VEHICLE FINANCE – INDUSTRY, ORIGINATIONS & CREDIT Jason Grubb, President & Chief Operating Officer of Originations

INDUSTRY, ORIGINATIONS AND CREDIT Robust Market Opportunity A Competition B Consistent Performance C

STATE OF THE AUTOMOTIVE FINANCE MARKET Used cars represent the bulk of auto finance originations due to higher unit volume partially offset by lower average purchase prices, resulting in a dollar volume of approximately double the new vehicle market Significantly greater portion of new vehicle sales are financed compared to used vehicle sales (in millions) ($ in billions) Auto vehicle sales have recovered from the lows of 2009 / 2010 and are approaching all-time highs Chrysler continues to build on recent momentum and capture market share from competitors New Used Cash Financing CAGR: 14.0% U.S. New Auto Light Vehicle Sales1 U.S. Auto Finance Volume3 Q2 2015 Auto Finance Penetration Rates4 Note: Some data as of Q2 2015 1 J.P. Morgan, “Monthly Auto Review 2015” 2 2015E provided through Bureau of Economic Analysis, “Motor vehicle unit retail sales,” October 5, 2015 3 Big Wheels, “2015 Big Wheels Auto Finance Data Report”. Note data based on top 100 companies by U.S. auto leases and loans outstanding 4 Experian, “State of the Automotive Finance Market Q2 2015”. Amounts do not sum to 100% due to rounding 2 A B C

Industry credit mix consistent over the last 15 quarters Delinquency rates remain stable year-over-year1 63 straight months with a Manheim index exceeding 120 Stable credit distribution A B C 1 According to TransUnion: The national auto loan delinquency rate (the rate of borrowers 60 or more days past due) declined to 1.16% in Q3 2015, unchanged from Q3 2014 2 Data and category definition provided by Experian. Experian’s Vantage Score by credit bucket; Super-Prime (781-850), Prime (661-780), Nonprime (601-660), Subprime (501-600) and Deep Subprime (300-500) 3 Financed retail loans data 30.2% 27.0% 23.2% 25.2% 2 2 2 2 2 -

Lease and retail Market Share & Rankings1 A B C SC promotes disciplined pricing versus chasing market share Calibrating price Are funded loans meeting expectation? Identify capture rate abnormalities Utilize market intelligence on missed sales to calibrate price 1 Data provided by Experian (Financed retail and leased units) 2 Santander and Chrysler Capital rankings are combined 2

  2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 YTD FICO Distribution                       640+ 1.1% 3.3% 4.8% 3.4% 7.2% 14.5% 16.3% 16.9% 14.2% 12.3% 9.1% 600-639 3.5% 8.3% 8.7% 7.4% 11.6% 16.7% 18.7% 17.0% 15.8% 17.3% 14.1% 540-599 13.7% 26.4% 24.7% 28.9% 32.7% 31.0% 32.1% 30.6% 28.8% 29.7% 30.8% <540 & No scores 81.7% 62.0% 61.8% 60.4% 48.5% 37.8% 32.9% 35.4% 41.3% 40.8% 46.1% Wtd. Avg. Yield 26.30% 25.87% 26.36% 26.98% 26.28% 21.75% 18.87% 19.01% 18.76% 18.02% 19.08% Wtd. Avg. LTV 107 113 116 112 110 115 113 114 115 112 109 Wtd. Avg. PTI 11.1% 11.9% 11.9% 10.7% 10.1% 10.5% 10.6% 11.2% 11.4% 11.0% 11.8% New % 14% 17% 21% 17% 17% 15% 22% 26% 37% 40% 37% Average loan size $14,591 $16,333 $16,638 $16,404 $15,582 $16,901 $17,526 $18,330 $20,024 $20,421 $19,866 Wtd. Avg. Term 61 63 65 67 67 69 69 69 70 70 71 ORIGINATIONS PROFILE BY YEAR A B C Recent credit mix has shifted downward, which should increase frequency of loss This risk is priced into our disciplined underwriting practices, and the severity of losses will be mitigated by better structures (reduced LTVs and higher yields in retail auto) Yield Profiles and Credit Characteristics1 1 Characteristics shown are for individually acquired retail installment contracts held for investment 2 Loan to value 3 Payment to income 2 3

UNIT ECONOMICS BY ORIGINATION YEAR 1 Cumulative fully-loaded net profit by nonprime vintage (pre-tax) divided by total loans originated in that vintage A B C

VEHICLE FINANCE – SERVICING Brad Martin, Chief Operating Officer of Servicing

MODIFICATIONS AND TDRs Servicing Expertise A Modification Strategy and Performance B TDRs C

INDUSTRY-LEADER IN LOAN SERVICING A B C SC is focused on maintaining an industry-leading loan servicing platform that maximizes efficiency and robust systemic controls for a superior customer experience Proprietary rules-driven point-and-click account management system Model driven account management strategies based on custom scores and predictive modeling Leverage application characteristics, refreshed credit data and customer behavior to apply risk-driven strategies Robust process and technology maximize efficiency, consistent loan treatment and cost control Speech analytics software utilized for real-time and post call data mining Loan Servicing Platform Proven Track Record of Success 9 different portfolio conversions (3.4 million accounts) 10 current third-party servicing relationships 2 private-label platforms Santander Consumer USA Preferred lending relationship - Chrysler Capital (2013)

COMMON MODIFICATION TYPES AND TDR1 CRITERIA Moves monthly payments to the end of the loan, extending the original maturity of the contract (maximum of eight months extended for the life of the loan) TDR Criteria: Two separate deferrals or a single deferral of three or more months Majority of deferrals are of two monthly payments Reduces a customer’s payment for a temporary time period (no more than six months) TDR Criteria: Any instance immediately qualifies Any permanent change in the original contract terms including principal, interest or term of the contract due to borrower’s financial difficulty TDR Criteria: Any instance immediately qualifies Extension | Deferral Temporary Reduction in Payment Plan (TRIPP) Other Modifications 1 Troubled debt restructuring (TDR) A B C In the event of a temporary hardship situation our agents are trained to offer assistance in the form of a deferral or TRIPP modification All loans are scored to provide segmentation by performing a profitability analysis, which creates an exception process for loans with a low probability of performing after the modification is granted

DISCIPLINED APPLICATION OF MODIFICATION TOOLS 1 Graphs are normalized for Portfolio Sales SC maintains a disciplined approach to the utilization of tools Tools become available for usage at 6 months on book (not all tools are classified as a TDR) Consistent application of treatment across delinquency cycles Migration to TRIPP is primary driver for increase in earlier delinquency life-cycle usage A B C

TDR DISTRIBUTION TRENDS As Reported (Reasons for TDR fluctuation) Portfolio sales cause a fluctuation (both up and down depending on asset mix) in the TDR percentage TRIPP usage increasing due to superior performance, and therefore the loans remain on the books longer Normalized for Asset Sales Decrease in the TDR percentage from Q3 2013 to Q2 2014 is attributed to the rapid increase in portfolio size (Chrysler Capital Launch) TRIPPs immediately qualify as TDRs, adjusting the TDR portfolio upward A B C Classification of a loan as a TDR impacts near-term GAAP earnings because TDRs require lifetime loss coverage, but are accretive in the long-term as they continue to perform

MODIFICATION PERFORMANCE WITHIN TDR VINTAGES 2013 TDR Vintage – at 12 and 24 months on book only 24% and 39% TRIPPs exhibit superior performance (11% charge-offs) in both the 2013 and 2014 vintages 1 TDR Definition as of September 2015: Limited to Deferrals, TRIPPS, Bankruptcies and Modifications 2 2014 TDR Vintage only represents January – September A B C 2013 TDR Vintage1 12 Month Charge-Off % 24 Month Charge-Off % 24 Month Paid Off % 24 Month Active % 24 Month Paid Down % Deferral 28% 43% 7% 33% 17% TRIPP 11% 27% 15% 42% 16% Other 22% 32% 2% 26% 39% Totals 24% 39% 9% 35% 17% 2014 TDR Vintage2 12 Month Charge-Off % 24 Month Charge-Off % 12 Month Paid Off % 12 Month Active % 12 Month Paid Down % Deferral 31% N/A 3% 62% 4% TRIPP 11% N/A 9% 73% 7% Other 25% N/A 1% 56% 18% Totals 26% N/A 4% 64% 6% Percentages are reflective of Dollars Outstanding

Q3 2015 OVERVIEW Jennifer Davis, Interim Chief Financial Officer Jason Kulas, Chief Executive Officer

Q3 2015: HIGHLIGHTS Net income of $223.9 million - $0.62 per diluted common share Credit performing in line with expectations; adjusted retail installment contract net charge-off ratio1 flat year-over-year on lower credit quality mix Provision model refined to remove volatility associated with seasonality assumptions Growth in the serviced for others portfolio due to continued success in asset sales 1Q3 2015 includes lower of cost or market (LOCM) adjustments on loans sold and held for sale, adjusted net charge-offs of $547 million and net charge-off ratio of 7.9% Revenue driven by increasing balances via strong originations across the business Personal lending portfolio designated as held for sale as SC explores strategic alternatives Expenses in line with expectations; increase driven by seasonally worse credit performance in the second half of the year and one-time expense related to former CEO departure Increased net finance and other interest income consistent with pace of asset sales

NOTABLE IMPACTS TO Q3 2015 Personal loans classified as held for sale Other auto assets classified as held for sale and subsequently sold Refinement of provision model to remove seasonal volatility $ (MM) Rate $ (MM) Average gross personal loans 2,285.0)   Net Charge-offs (490.5) 85.9% Provision Release - Personal Loans 391.5) Less: LOCM adjustment 377.6)   Less: LOCM adjustment (377.6) Adjusted Personal Loan NCO (112.9) 19.8% Net benefit to provisions $ 13.9) $ (MM) Rate $ (MM) Average gross individually acquired retail installment contracts 27,687.6)   Net Charge-offs (610.7) 8.8% Provision Release - Nonprime auto sales 102.4) Less: LOCM adjustment 64.1)   Less: LOCM adjustment (64.1) Adjusted Retail Installment NCO (546.6) 7.9% Net benefit to provisions $ 38.3) $ (MM) Rate $ (MM) Average gross finance receivables, loans and capital lease 30,642.0)   Total Net Charge-offs (1,105.8) 14.4% Provision Release - Total $ 627.9 Less: LOCM adjustment 441.7)   Less: LOCM adjustment (441.7) Adjusted Total NCO (664.1) 8.7% Total benefit to provisions $ 186.2 $ (MM) Provision Release – Removal of Seasonal Volatility 134.0 Total notable impacts

REFINED PROVISION MODEL Prior Model Refined Model Forward-looking seasonal volatility as model captures multiple better-performing/worse-performing quarters Volatility associated with forward-looking seasonality assumptions removed, will result in less quarterly volatility, adjusted for any shift in mix Q3 2015 provision would have been higher as the forward-looking model captured two full fourth quarters Q3 2015 saw a $134 million pre-tax reduction in provision by removing seasonal volatility Q4 2015 would have likely seen a benefit related to seasonal assumptions Assuming no external factors, the seasonal benefit historically observed in Q4 will not occur as seasonality is no longer impacting the provision model Targeted a specific number of months’ coverage for the auto loan portfolio in aggregate, then deducted lifetime coverage on TDRs to arrive at an appropriate level of coverage for non-TDRs Targets approximately twelve months’ of coverage for non-TDRs, then adds lifetime coverage on TDRs to arrive at an appropriate level of coverage for the auto loan portfolio in aggregate Refined model is more consistent with the industry and produces more consistent, less volatile results.

PRO-FORMA AUTO PROVISION TREND ($ in millions) Q1-15 Q2-15 Q3-15 Charge-offs 383.6 306.9 610.6 Provision build 123.5 306.9 29.5 Total provision 507.1 613.8 640.1 Provision Build Components: New originations, net of runoff in quarter 8.1% - 8.7% of volume held for investment depending on mix 379.7 347.9 325.7 Impact of charge-offs and other liquidations1 Roughly $135mm/qtr - will change with portfolio size and age (148.7) (123.9) (133.9) Seasonality in model Not applicable Q4-15 forward (72.9) 125.6 83.9) Removal of seasonality in model Not applicable Q4-15 forward — — (134.0) Sales / receivables held for sale Only applicable if assets held for investment are sold — (85.9) (102.4) Remainder Performance (better)/worse2 (34.6) 43.2) (9.8) 123.5 306.9 29.5 1 Three months of future losses to replenish allowance for charge-offs. These losses will be less than the de-seasonalized losses in the quarter as the static pool liquidates. 2 Shows stability in performance and forecasting; maximum impact was only 1.5% of allowance

PERSONAL LENDING Until assets are sold, SC will continue to receive interest and fee income SC continues to honor contractual obligations and will continue to originate revolving assets. As these are originated, a LOCM adjustment may be taken. These assets will immediately be classified as held for sale. Simplifying business to focus on auto Outsourced servicing of owned assets to third parties is not core to SC Less efficiently funded than auto Added complexity and expense Reallocate capital and resources to the core business, including enhancing dealer services and customer satisfaction Sale Rationale Impacts Current personal lending contribution to financial statements: <10% of interest on finance receivables and loans; ~50% of fees, commissions and other from revolving customer fees (anticipate amounts to continue with new originations and until assets are sold); and Profit sharing related to revolving portfolio decreased over time as portfolio matured and losses were incurred; expect less as assets are sold.

Q3 EARNINGS BRIDGE (AFTER-TAX) Q3 2014 Q3 2015 Q3-14 Reported Net Income   191) Q3-15 Reported Net Income   224) Exclude Personal Loans (Profit)/Loss   35) Exclude Personal Loans (Profit)/Loss   (12) Net Income (Adding back Personal Loans)   226)   Net Income (Adding back Personal Loans)   212) Adjustments (Tax-effected)   (64) Adjustments (Tax-effected)   (33) Gain on Sale (17)   Residual Sale LOCM Adjustment 41)   Provisioning Impacts (33)   Residual Sale Allowance Release (64)   Tax Rate (10)   Seasonality in Provisioning Model (84)   Other (4)   Higher Growth (Upfront Provisioning) 51)       Former CEO OPEX impact 14)       Massachusetts Attorney General Reserve 3)       Other 6)           Q3-14 Adjusted Net Income   162   Q3-15 Adjusted Net Income   179 +10% YOY Growth

OUTLOOK Q4 2015 2016 Revenue Flat or slightly higher than Q3 2015 CCART transaction closed Potential timing gap between revenue foregone from Personal Lending assets and originated auto assets Cost of debt Consistent with current trends Cost related to funding diversity and enhanced liquidity Provision Provision build expected as a result of removal of seasonality assumptions from provision model LOCM adjustments due to holiday season peak in revolving products Less quarterly volatility due to removal of seasonality assumptions from provision model Upfront provisioning on auto asset originations replacing personal loan originations LOCM benefits on personal lending portfolio Operating expenses Increased expenses expected due to seasonally higher delinquency and loss Increase in line with growth in managed assets with opportunities for incremental operating efficiencies Capital Continue to increase as we retain additional equity Internal capital target is in line with Q3 2015 levels, expect capital levels to increase over time Growth Drivers for 2016 and Beyond Growth in core auto platforms, including Chrysler Capital Portfolio optimization through growth in serviced for others platform Continued improvement in scale and operating efficiencies Ample liquidity to capitalize on potential market dislocations Near-Term Outlook

WHAT DIFFERENTIATES SC Strong and stable financial performance through cycles Unique and established player in growing vehicle finance market, including through Chrysler Capital Fundamentals lead to continued underwriting discipline as origination opportunities expand with additional relationships and application sources Asset quality focus and robust third-party relationships drive scalable servicing platform Deep and sustained access to funding Strong and growing capital base Robust data and technology drive efficient and disciplined pricing, credit management and servicing practices Compliance and customer focused culture Majority-owned by largest bank in the Eurozone by market cap1 1Source: Factset

APPENDIX

IMPACT OF PROVISION FOR CREDIT LOSSES ON EPS

45

Non-GAAP Earnings
(Excluding GAAP Provision for credit losses)
(unaudited, $ in millions, except per share amounts)

	Q1-14	Q2-14	Q3-14	Q4-14	FY14	Q1-15	Q2-15	Q3-15
Net interest income	1,011	1,052	1,103	1,065	**4,231**	1,135	1,230	1,254
Other income	136	139	150	133	**558**	147	209	131
Other expense	(199)	(211)	(202)	(230)	**(842)**	(245)	(253)	(287)
PPOP[1]	948	980	1,051	968	**3,947**	1,037	1,186	1,098
Net charge-offs[2]	(407)	(379)	(565)	(591)	**(1,942)**	(475)	(399)	(728)
EBT	541	601	486	377	**2,005**	562	787	370
Taxes	(201)	(221)	(156)	(149)	**(727)**	(184)	(284)	(135)
Net earnings	340	380	330	228	**1,278**	378	503	235
ETR	37.1%	36.8%	32.1%	39.5%	**36.3%**	32.8%	36.1%	36.6%
EPS	**$0.96**	**$1.06**	**$0.93**	**$0.64**	**$3.59**	**$1.06**	**$1.40**	**$0.65**
Diluted Shares					**355,722,363**			

Earnings
(GAAP Basis)
(unaudited, $ in millions, except per share amounts)

	Q1-14	Q2-14	Q3-14	Q4-14	FY14	Q1-15	Q2-15	Q3-15
Net interest income	1,011	1,052	1,103	1,065	**4,231**	1,135	1,230	1,254
Other income	136	139	150	133	**558**	147	209	131
Other expense (Core)[3]	(199)	(211)	(202)	(230)	**(842)**	(245)	(253)	(287)
PPOP[1]	948	980	1,051	968	**3,947**	1,037	1,186	1,098
Net charge-offs	(407)	(379)	(565)	(591)	**(1,942)**	(475)	(399)	(1,106)
Loss Reserve Build/(Release)	(292)	(211)	(204)	32	**(675)**	(131)	(340)	361
EBT	249	390	282	409	**1,330**	431	447	353
Taxes	(92)	(144)	(90)	(162)	**(488)**	(141)	(161)	(129)
Core GAAP net earnings	157	246	192	247	**842**	290	286	224
ETR	37.1%	36.8%	32.1%	39.5%	**36.7%**	32.8%	36.1%	36.6%
EPS	**$0.44**	**$0.69**	**$0.54**	**$0.69**	**$2.37**	**$0.81**	**$0.79**	**$0.62**
Diluted Shares					**355,722,363**			

[1] Pre-provision operating profit
[2] Account for LOCM adjustment of $378 million
[3] Q1 2014 and FY14 adjusted for $119.8 million (pre-tax) non-recurring stock compensation and other IPO-related expenses

Santander
CONSUMER USA

HISTORICAL FINANCIALS EXCLUDING PERSONAL LENDING 46

(Unaudited, dollars in thousands)	Q1-14	Q2-14	Q3-14	Q4-14	Q1-15	Q2-15	Q3-15	2014	YTD2015
Total Finance and Interest Income	1,086	1,120	1,157	1,119	1,185	1,290	1,323	4,482	3,799
Interest Expense	117	119	118	128	135	136	156	483	427
Net Finance and Other Interest Income	**969**	**1,001**	**1,039**	**991**	**1,050**	**1,154**	**1,167**	**3,999**	**3,372**
Total Provisioning	**637**	**519**	**603**	**428**	**509**	**618**	**639**	**2,188**	**1,764**
Profit Sharing	4	6	10	7	7	13	11	27	31
Investment Gains Net	36	22	38	21	21	87	8	117	115
Servicing Fee Income	10	22	21	20	25	28	36	73	89
Fees, Commissions, and Other	44	47	46	48	48	45	46	185	140
Total Other Income	**90**	**91**	**105**	**89**	**94**	**160**	**90**	**375**	**344**
Salary and Benefit Expense	196	92	88	96	98	108	132	472	339
Repossession Expense	48	46	51	56	59	55	61	201	175
Other Operating Expense	59	64	54	63	74	75	80	241	230
Total Costs and Expenses	**303**	**202**	**193**	**215**	**231**	**238**	**273**	**914**	**744**
Income Before Income Taxes	115	365	338	430	397	445	334	1,245	1,177
Income Tax Expense	43	134	111	169	129	160	122	457	412
Net Income	**72**	**231**	**227**	**261**	**268**	**285**	**212**	**788**	**765**
Core Net Income[1]	**149**	**231**	**227**	**261**	**268**	**285**	**212**	**864**	**765**
Diluted EPS, Excluding Personal Lending[1]	$ 0.41	$ 0.64	$ 0.63	$ 0.73	$ 0.75	$ 0.79	$ 0.59	$ 2.22	$ 2.14
Reported EPS[1]	$ 0.44	$ 0.69	$ 0.54	$ 0.69	$ 0.81	$ 0.79	$ 0.62	$ 2.15	$ 2.23

[1]Q1 2014 excludes IPO expenses

Santander CONSUMER USA

RECONCILIATION OF NON-GAAP MEASURES

47

(Unaudited, dollars in thousands)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Total equity	$ 4,360,841	$ 4,245,450	$ 3,850,481	$ 3,558,349	$ 3,303,213	$ 3,102,258	$ 2,908,018
Deduct: Goodwill and intangibles	127,766	127,698	127,646	127,738	127,991	127,693	128,447
Tangible common equity	$ 4,233,075	$ 4,117,752	$ 3,722,835	$ 3,430,611	$ 3,175,222	$ 2,974,565	$ 2,779,571
Total assets	$ 35,991,228	$ 36,039,919	$ 34,665,571	$ 32,342,176	$ 30,641,292	$ 29,732,396	$ 28,796,233
Deduct: Goodwill and intangibles	127,766	127,698	127,646	127,738	127,991	127,693	128,447
Tangible assets	$ 35,863,462	$ 35,912,221	$ 34,537,925	$ 32,214,438	$ 30,513,301	$ 29,604,703	$ 28,667,786
Equity to assets ratio	12.1%	11.8%	11.1%	11.0%	10.8%	10.4%	10.1%
Tangible common equity to tangible assets	11.8%	11.5%	10.8%	10.6%	10.4%	10.0%	9.7%

(Unaudited, dollars in thousands)	For the Twelve Months Ended December 31, 2014
Net Income	$ 766,349
Add Back:	
Stock Compensation recognized upon IPO, net of tax	74,428
Other IPO-related expenses, net of tax	1,409
Adjusted Net Income	$ 842,186
Weighted average common shares (diluted)	355,722,363
Net income per common share (diluted)	$ 2.15
Core net income per common share (diluted)	$ 2.37
Total Average equity	$ 3,097,915
Return on average equity	24.7%
Core return on average equity	27.2%
Total Average assets	$ 29,780,754
Return on average assets	2.6%
Core return on average assets	2.8%

Santander CONSUMER USA